UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 3, 2023

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue,	Cleveland,	Ohio	44115-2634
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2023, the Board of Directors (the “Board”) of Athersys, Inc., a Delaware corporation (the “Company”), appointed Joseph Nolan as a director to fill an existing vacancy on the Board, effective as of January 4, 2023.

Mr. Nolan has more than 30 years of experience as a biotechnology and pharmaceutical executive who currently serves as Chief Executive Officer of Jaguar Gene Therapy, LLC (“Jaguar”). Mr. Nolan has particular expertise in launching products that treat central nervous system disorders, most in orphan and specialty settings. Prior to Jaguar, he was General Manager of AveXis (now Novartis Gene Therapies), where he was a part of the team that launched Zolgensma for the treatment of spinal muscular atrophy, one of two recently approved gene therapies in the U.S. Earlier in his career, Mr. Nolan served as President at Dohmen Life Science Services, Chief Commercial Officer at Marathon Pharmaceuticals and Chief Commercial Officer at Lundbeck Inc. He has also held senior positions at Takeda Pharmaceuticals and Abbott Laboratories. Mr. Nolan is a director of Jaguar and Axovia Therapeutics.

Mr. Nolan has been appointed to the following committees of the Board: Nominations, Governance and Compliance Committee, Compensation Committee and Audit Committee.

The Company expects to enter into an indemnification agreement with Mr. Nolan in the same form as entered into with other Company directors (the “Indemnification Agreement”). The Indemnification Agreement provides that, to the extent permitted by Delaware law, the Company will indemnify Mr. Nolan against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by him in connection with any suit in which he is a party or otherwise involved as a result of his service as a member of the Board. The Company’s form of Indemnification Agreement is filed with the SEC as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 5, 2023

ATHERSYS, INC.

By:	/s/ Daniel Camardo
Name: Daniel Camardo Title: Chief Executive Officer